Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 9, 2007, between ADESA, Inc., a Delaware corporation (the “Company”), and LaSalle Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of June 21, 2004 (the “Indenture”), providing for the issuance of the 7 5/8% Senior Subordinated Notes due 2012 of the Company (the “Notes”);

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve the amendments to the Indenture (the “Proposed Amendments”) set forth in this Supplemental Indenture;

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend the Indenture with the written consent of the Holders of a majority in principal amount of the then outstanding Notes (“Requisite Consent”);

WHEREAS, the Company has distributed an Offer to Purchase and Consent Solicitation Statement, dated March 22, 2007 (the “Solicitation Statement”), and accompanying Consent and Letter of Transmittal, dated as of March 22, 2007, to the Holders of the Notes in connection with the Proposed Amendments as described in the Solicitation Statement;

WHEREAS, the Requisite Consent to the Proposed Amendments to the provisions of the Indenture have been received and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company and all conditions and requirements necessary to make this instrument a valid and binding agreement of the Company have been duly performed and complied with.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree, for the equal and ratable benefit of the Holders of the Notes, as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AMENDMENTS TO THE DEFINITIONS AND REFERENCES IN THE INDENTURE AND THE NOTES.  Any definitions used exclusively in the provisions of the Indenture or the  Notes that are deleted as described in the Solicitation Statement, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all references in the Indenture and the Notes to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety or revised to conform herewith.

3.             AMENDMENTS TO ARTICLE IV — COVENANTS, ARTICLE V — SUCCESSORS AND ARTICLE XI — NOTE GUARANTEES.  The following Sections of the Indenture, and any corresponding provisions in the Notes, are hereby deleted in their entirety and replaced with “Intentionally Omitted.”:

Existing Section Number	Caption
Section 4.03	Reports.
Section 4.04	Changes in Covenants when Notes Rated Investment Grade.
Section 4.06	Limitations on Layering Indebtedness.
Section 4.07	Limitations on Restricted Payments.
Section 4.08	Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.
Section 4.09	Limitations on Additional Indebtedness.
Section 4.10	Limitations on Asset Sales.
Section 4.11	Limitations on Transactions with Affiliates.
Section 4.12	Limitations on Liens.
Section 4.13	Limitations on Designation of Unrestricted Subsidiaries.
Section 4.15	Change of Control.
Section 4.16	Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.
Section 5.01	Limitations on Mergers, Consolidations, Etc.
Section 11.05	Release of Guarantor From Its Note Guarantee.

4.             AMENDMENTS TO ARTICLE VI — DEFAULTS AND REMEDIES.  Section 6.01 of the Indenture is hereby amended by deleting paragraphs (3), (4), (5), (6), (7), (8) and (9) thereof.

5.             AMENDMENTS TO ARTICLE VIII — LEGAL DEFEASANCE AND COVENANT DEFEASANCE.  Section 8.04 of the Indenture is hereby amended by deleting paragraphs (2), (3), (4), (5), (6) and (7) thereof.

6.             GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

9.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.  The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.

10.           RATIFICATION OF INDENTURE; SUPPLEMENTAL PART OF INDENTURE.  Except as specifically amended and supplemented by this Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.  This Supplemental Indenture shall become effective as of the date hereof at such time as executed counterparts of this Supplemental Indenture have been delivered by each party hereto to the other party hereto; provided, however, that no provision of this Supplemental Indenture shall be effective or binding on the parties hereto unless (i) such provision complies with the Trust Indenture Act and (ii) Holders of the requisite principal amount of Notes have provided consents (and not thereafter validly revoked such consent) to such provision on or prior to the date hereof.  Notwithstanding an earlier execution date, the provisions of this Supplemental Indenture shall not become operative until the time and date upon which the Company purchases the Notes that are accepted for purchase pursuant to the Solicitation Statement.  The Company shall promptly notify the Trustee that it has accepted for purchase the Notes; provided, however, failure to notify the Trustee shall not affect whether or not this Supplemental Indenture is operative.

11.           VALIDITY; ENFORCEABILITY.  In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included herein or in the Indenture by the Trust Indenture Act, such required provision shall control.

12.           THIRD-PARTY BENEFICIARY.  Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

13.           SUCCESSOR IN INTEREST.  All agreements of the Company in this Supplemental Indenture shall bind its successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

ADESA, INC.

By:	/s/	George J. Lawrence
Name:		George J. Lawrence
Title:		Executive Vice President &
General Counsel

LASALLE BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/	Alvita C. Griffin
Name:		Alvita C. Griffin
Title:		Assistant Vice President